  As filed with the Securities and Exchange Commission on September 18, 1996

                                               Registration Statement No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            -----------------------
                            COMPDENT CORPORATION
           (Exact name of registrant as specified in its charter)

                  DELAWARE                               04-3185995
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

                            100 MANSELL COURT EAST
                                  SUITE 400
                            ROSWELL, GEORGIA 30076
                               (770) 998-8936

(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

               COMPDENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN

       COMPDENT CORPORATION NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        NON-QUALIFIED STOCK OPTION AGREEMENT DATED SEPTEMBER 25, 1995
                          (Full title of the plan)

                            -----------------------

                         DAVID R. KLOCK, PH.D., C.L.U.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              COMPDENT CORPORATION
                      100 MANSELL COURT EAST, SUITE 400
                            ATLANTA, GEORGIA  30076
                                 (770) 998-8936
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                   Copies to:

                             John R. LeClaire, P.C.
                          Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                             Boston, MA  02109-2881
                                 (617) 570-1000

                            -----------------------

                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------
                                      Proposed       Proposed
                                      Maximum        Maximum
  Title of         Amount             Offering       Aggregate   Amount of
Securities to      to be              Price          Offering    Registration
be Registered      Registered (1)     Per Share      Price       Fee
- -------------------------------------------------------------------------------
Common Stock      20,000 shares      $29.00         $580,000     $200
- -------------------------------------------------------------------------------
Common Stock      20,000 shares      $36.25         $725,000     $250
- -------------------------------------------------------------------------------
Common Stock      180,000 shares     $34.50 (2)     $6,210,000   $2,142
- -------------------------------------------------------------------------------

(1) This Registration Statement also relates to such indeterminate number of additional shares of CompDent Corporation Common Stock, par value $.01 per share ("Common Stock"), as may be issuable as a result of a stock dividend, stock, stock split, split-up, recapitalization or other similar event.
(2)    This estimate is made pursuant to Rule 457(h)(1) under the Securities
       Act of 1933, as amended, solely for the purpose of determining the aggregate offering price and the registration fee and is based upon the average of the high and low prices of the Common Stock as quoted on the National Market of The Nasdaq Stock Market on September 11, 1996.
================================================================================

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The document or documents containing the information specified in the requirements of Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement on Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

       CompDent Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

       (a) the Registrant's annual report on Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission on March 28, 1996;

       (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995; and

       (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated May 15, 1995 as filed with the Securities and Exchange Commission on May 16, 1995 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

       In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not Applicable.

Item 6.  Indemnification of Directors and Officers.

       In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or





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

repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

       Article V of the Registrant's Amended and Restated By-laws provides for indemnification by the Registrant of its directors and officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or employee of the Registrant unless it is determined that such person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to criminal actions or proceedings, such person had no reasonable cause to believe his or her conduct was unlawful. The Registrant has also entered into an agreement with each director of the Registrant providing for substantially similar indemnification rights.


Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Exhibits.

       The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
- -------
      4.1      Amended and Restated Certificate of Incorporation
      4.2      Amended and Restated By-laws*
      5.1      Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered
      23.1     Consent of Counsel (included in Exhibit 5.1 hereto)
      23.2     Consent of Deloitte & Touche LLP
      23.3     Consent of Coopers & Lybrand L.L.P.
      23.4     Consent of KPMG Peat Marwick
      24.1     Powers of Attorney (included in Part II of this Registration Statement)
      99.1     CompDent Corporation Employee Stock Purchase Plan, as amended
      99.2     CompDent Corporation Non-Employee Directors' Stock Option Plan**
      99.3     Ciffolillo Non-Qualified Stock Option Agreement dated September 25, 1995





__________________________________

* Filed as an Exhibit to the Registrant's Registration Statement on Form S-1 dated August 4, 1995 as filed with the Securities and Exchange Commission on August 4, 1995 and incorporated herein by reference thereto.

**    Filed as an Exhibit to the Registrant's annual report on Form 10-K filed with the Securities and Exchange Commission on March 28, 1996 and incorporated herein by reference thereto.

Item 9.  Undertakings.

      (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 4, 1996.

                                        CompDent Corporation

                                        By: /s/  David R. Klock
                                            -----------------------------------
                                            David R. Klock.
                                            Chairman and Chief Executive
                                            Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of CompDent Corporation hereby severally constitute David R. Klock, Phyllis A. Klock, Sharon S. Graham and Bruce A. Mitchell and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable CompDent Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                                  TITLE                                  DATE
          ---------                                  -----                                  ----
/s/  David R. Klock                            Chairman, President, Chief            September 4, 1996
- -------------------------------------          Executive Officer and Director
David R. Klock


/s/  Sharon S. Graham                          Executive Vice President,             September 4, 1996
- -------------------------------------          Treasurer and Chief Financial
Sharon S. Graham                               Officer


/s/ Joseph A. Ciffolillo                       Director                              September 4, 1996
- -------------------------------------
Joseph A. Ciffolillo


/s/  Philip Hertik                             Director                              September 4, 1996
- -------------------------------------
Philip Hertik


/s/  David F. Scott, Jr.                       Director                              September 4, 1996
- -------------------------------------
David F. Scott, Jr.


/s/ Joseph E. Stephenson                       Director                              September 4, 1996
- -------------------------------------
Joseph E. Stephenson

                                 EXHIBIT INDEX


 Exhibit No.       Description
 -----------       -----------
   4.1             Amended and Restated Certificate of Incorporation

   4.2             Amended and Restated By-laws*

   5.1             Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered

   23.1            Consent of Counsel (included in Exhibit 5.1 hereto)

   23.2            Consent of Deloitte & Touche LLP

   23.3            Consent of Coopers & Lybrand L.L.P.

   23.4            Consent of KPMG Peat Marwick

   24.1            Powers of Attorney (included in Part II of this Registration Statement)

   99.1            CompDent Corporation Employee Stock Purchase Plan, as amended

   99.2            CompDent Corporation Non-Employee Directors' Stock Option Plan**

   99.3            Ciffolillo Non-Qualified Stock Option Agreement dated
                   September 25, 1995





__________________________________

* Filed as an Exhibit to the Registrant's Registration Statement on Form S-1 dated August 4, 1995 as filed with the Securities and Exchange Commission on August 4, 1995.

**    Filed as an Exhibit to the Registrant's annual report on Form 10-K filed with the Securities and Exchange Commission on March 28, 1996.